Exhibit 10.1

[LETTERHEAD OF WACHOVIA BANK, N.A.]

February 15, 2007

Mr. Gary Pokrassa
Chief Financial Officer
Lakeland Industries, Inc.
701 Koehler Ave, Suite 7
Ronkonkoma, NY 11779

Dear Gary:

We refer to the Wachovia Bank, N.A. to Lakeland Industries, Inc. $25,000,000 Revolving Line of Credit dated July, 7, 2005, the Modification To Note and Loan Agreement and Reaffirmation of Guaranty dated September 1, 2005, and the Second Modification To Note and Loan Agreement and Reaffirmation of Guaranty dated December 7, 2007.

You have requested that the Bank agree to amend the Negative Covenant entitled Retire or Repurchase Capital Stock, so that as amended this Covenant shall read:

“Retire or Repurchase Capital Stock.  Retire or otherwise acquire any of its capital stock in excess of $3,000,000.00 or pay annual cash dividends in excess of $1,000,000.00 annually.”

This letter shall constitute the Bank’s consent to this amendment.  Except as amended hereby or previously modified, all of the Loan Documents executed in connection with the Loan shall remain unmodified and in full force and effect.  This amendment shall not be construed to indicate that the Bank will consent to any future amendments to the Loan Documents.  Your signature below will indicate your acknowledgement of and agreement to the terms of this letter.

 Sincerely,

/s/ Roger Grossman	/s/ Gary Pokrassa
Roger Grossman, VP	Gary Pokrassa, CFO
Wachovia Bank	Lakeland Industries, Inc.
Dated 2/19/08

/s/ Christopher J. Ryan
Chris Ryan, CEO
Lakeland Industries, Inc.
Dated 2/19/08